UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 13, 2023

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 13, 2023, Matthew Stevenson, President and Chief Executive Officer (“CEO”) and a Class II director of Blue Bird Corporation (the “Company”), tendered his resignation from employment and from our Board of Directors (the “Board”). The Board accepted Mr. Stevenson’s resignation from his position as an officer and on the Board effective immediately and his employment with the Company will terminate effective June 5, 2023. Mr. Stevenson’s decision was not based on any disagreement with the Company regarding its operations, policies or practices.

(c) On May 14, 2023, the Board of Directors appointed Philip Horlock as President and CEO of the Company. Mr. Horlock served as our CEO from 2015 (following the business combination in 2015) to October 2021, and served as President and CEO of School Bus Holdings from 2011 to October 2021. Mr. Horlock has been serving as an active consultant to the Company and as a Class III director since his retirement in December 2021.

Pursuant to the Consulting Agreement between Mr. Horlock and the Company, which commenced on January 1, 2022 and was to terminate on December 31, 2022, Mr. Horlock would receive cash compensation at the same rate as his previous annual salary of $800,000, plus reimbursement of service-related expenses (excluding self-employment taxes and medical insurance coverage), and provide substantial consulting services to the Company as requested by the Board or the CEO. By written agreement of the parties, the Consulting Agreement was suspended for a period of six months effective June 30, 2022, but recommenced on January 1, 2023 and was to terminate on June 30, 2023.

Mr. Horlock’s compensation arrangements as our President and CEO have not been finalized as of the date of the filing of this Report. We will report such arrangements as required in another Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: May 16, 2023